Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [ ], 2026 by and between SL Science Holding Limited, a Cayman Islands exempted company limited by shares (“SLBT” or “PubCo”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, dated May 9, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Horizon Space Acquisition II Corp., a Cayman Islands exempted company limited by shares (“HSPT”), SLBT, CW Mega Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo (“Merger Sub I”), WW Century Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and SL BIO Ltd., a Cayman Islands exempted company limited by shares (“SL Bio”), pursuant to which, among other things, (i) Merger Sub I will merge with and into HSPT, with HSPT as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, SLBT is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, SLBT’s units (the “Units”), each consisting of (i) one ordinary share of SLBT, par value $0.00001 per share (each, an “Ordinary Share”) and (ii) one series A preferred share of SLBT, par value $0.00001 per share (each, a “Series A Preferred Share,” details of which are set forth in the Certificate of Designation (the “Series A Certificate of Designation”) attached hereto as Scheduled B), convertible into one-third (1/3) of one Ordinary Share on the six-month anniversary of the Closing Date (as defined below), in a private placement for a purchase price of $10.00 per Unit (the “Per Unit Subscription Price”); and

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Units (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”, which shall not be less than the aggregate par value of the Ordinary Shares issuable pursuant to the Units

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and SLBT acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for, and agrees to purchase from SLBT, the number of Units set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Conversion and Conversion Shares. Each Series A Preferred Share shall be converted into one-third (1/3) of a fully paid and nonassessable Ordinary Shares on the six-month anniversary of the Closing Date (as defined below). SLBT will authorize and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of shareholders, a number of Ordinary Shares equal to one-third (1/3) of the number of Series A Preferred Shares as shall from the six-month anniversary of the Closing Date be sufficient to effect conversion of all of the Series A Preferred Shares then outstanding. Any Ordinary Shares issuable upon conversion of the Series A Preferred Shares are herein referred to as the “Conversion Shares.”  Any resulting fractional Conversion Shares shall be rounded down to the nearest whole share or otherwise addressed in accordance with applicable Cayman Islands law. The Units, Ordinary Shares, Series A Preferred Shares and Conversion Shares are collectively referred to as the “Securities.”

3. Closing. The closing of the sale of the Units contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the prior or substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) SLBT to the Investor (the “Closing Notice,” the form of which is attached hereto as Schedule C) that SLBT reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on the expected Transaction Closing Date that is not less than two (2) business days following the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount prior to the expected Transaction Closing Date specified in the Closing Notice by wire transfer of United States dollars in immediately available funds to the account(s) specified by SLBT in the Closing Notice and deemed acceptable by the Investor. On the Closing Date, SLBT shall issue the Units to the Investor and subsequently cause the Series A Preferred Shares and Ordinary Shares included in the Units to be registered in book entry form in the name of the Investor on the SLBT share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. In the event the Transaction Closing Date does not occur within ten (10) business days after the Closing Date or a later date as mutually agreed by the parties to this Subscription Agreement, the Subscription Amount shall be returned to the Investor by wire transfer of United States dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Series A Preferred Shares and Ordinary Shares include in the Units shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Units at the Closing, and the Investor shall remain obligated (i) to redeliver funds to SLBT following SLBT’s delivery to the Investor of a new Closing Notice and (ii) to consummate the Closing substantially concurrently with the consummation of the Transaction.

4. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Units pursuant to this Subscription Agreement is subject to the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Securities under this Subscription Agreement; (b) the terms of the Business Combination Agreement (including the conditions thereto) shall not have been amended in a manner that is materially adverse to the Investor (in its capacity as such); and (c)(i) solely with respect to the Investor’s obligation to close, the representations and warranties made by SLBT, and (ii) solely with respect to SLBT’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transactions.

5. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6. SLBT Representations and Warranties. SLBT represents and warrants to the Investor that:

(a) SLBT is an exempted company limited by shares, validly existing and in good standing under the laws of the Cayman Islands. SLBT has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Units, Ordinary Shares and Series A Preferred Shares to be issued at the Closing will be duly authorized by all necessary corporate action and the Series A Preferred Shares, when paid for or issued in accordance with the terms hereof which shall not be less than the par value of each share, will be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series A Certificate of Designation and, immediately after the Closing, the Investors will be the record and beneficial owners of all of such Securities and have good and valid title to all of such Securities, free and clear of all encumbrances. When the Conversion Shares are issued in accordance with the terms of the Series A Certificate of Designation, such Conversion Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders will be entitled to all rights accorded to a holder of such Conversion Shares and will be the record and beneficial owners of all of such Conversion Shares and have good and valid title to all of such Conversion Shares, free and clear of all encumbrances.

(c) This Subscription Agreement has been duly authorized, executed and delivered by SLBT and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against SLBT in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by SLBT of the Securities pursuant to this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SLBT or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SLBT or any of its subsidiaries is a party or by which SLBT or any of its subsidiaries is bound or to which any of the property or assets of SLBT is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of SLBT and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Securities or the legal authority of SLBT to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of SLBT; or (iii ) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SLBT or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of SLBT to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all reports required to be filed by SLBT with the U.S. Securities and Exchange Commission (the “SEC”) since January 13, 2026 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by SLBT from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of SLBT in connection with any order, directive, guideline, comment or recommendation from the SEC or SLBT’s auditors or accountants that is applicable to SLBT or SLBT’s auditor or accountants (collectively, the “Guidance”), nor shall any correction, amendment or restatement of SLBT’s financial statements resulting from or relating to the Guidance result in a breach of any representation or warranty by SLBT.

(f)  SLBT is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Securities pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii ) those required by the New York Stock Exchange or Nasdaq, including with respect to obtaining approval of SLBT’s shareholders, and (iv) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, SLBT has not received any written communication from a governmental authority that alleges that SLBT is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Units by SLBT to the Investor.

(i)  Neither SLBT nor any person acting on its behalf has offered or sold the Units by any form of general solicitation or general advertising in violation of the Securities Act.

(j) Any other subscription agreement related to the private placement of the Units will reflect the same Per Unit Subscription Price and other terms with respect to the purchase of the Units that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds.

7.  Investor Representations and Warranties. The Investor represents and warrants to SLBT that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144 A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501( a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Securities only for its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A hereto). The Investor, if such Investor is not a natural person, is not an entity formed for the specific purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c) of an investment adviser to which the Investor has delegated investment decision making authority. The Investor is aware that the sale of the Securities is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Securities for the Investor’s own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor

(b) The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act and that SLBT is not required to register the Securities except as set forth in Section 9 of this Subscription Agreement. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to SLBT or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Securities. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Securities from SLBT, and that SLBT, SL Bio, HSPT and/or their respective affiliates may now or in the future own securities of SLBT and may purchase Securities. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SLBT, SL Bio, HSPT, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SLBT expressly set forth in Section 6 of this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to SLBT, the Transaction and the business of SL Bio and its subsidiaries. The Investor acknowledges that Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed SLBT’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to review financial and other information as it deemed necessary to make its decision, and ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

(e) The Investor acknowledges and agrees that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges and agrees that SLBT, HSPT and SL Bio do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(f) The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and SLBT, SL Bio or a representative of SLBT or SL Bio, and the Securities were offered to the Investor solely by direct contact between the Investor and SLBT, SL Bio or a representative of SLBT or SL Bio. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SLBT, SL Bio, HSPT, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of SLBT contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in SLBT.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in SLBT’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither SLBT nor SL Bio has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(h) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SLBT. The Investor acknowledges specifically that a possibility of total loss exists.

(i) In making its decision to purchase the Securities, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of SLBT in Section 6.

(j) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(k) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of SLBT, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; ( iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, any individual European Union member state or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Units were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither SLBT nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Units, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Units; and (B) its purchase of the Units will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) The Investor has or has commitments to have and, when required to deliver payment to SLBT pursuant to Section 3 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Units pursuant to this Subscription Agreement.

8. No Hedging. The Investor hereby agrees that neither he, she or it, his, her or its controlled affiliates, nor any person or entity acting on his, her or its or his, her or its controlled affiliates’ behalf or pursuant to any understanding with him, her or it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Securities during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Nothing in this Section 8 shall prohibit any other investment portfolios of Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in this Transaction and have not been informed by the Investor of the Transaction (including Investor’s affiliates) from entering into any short sales or engaging in other hedging transactions.

9. Registration Rights.

(a) SLBT agrees that, as soon as reasonably practicable following the execution of this Agreement and the consummation of the Transactions, SLBT will submit to or file with the SEC a registration statement for a shelf registration on Form F-1 or Form F-3 (if SLBT is then eligible to use a Form F-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Ordinary Shares and Conversion Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Securities”) and SLBT shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies SLBT that it will “review” the Registration Statement and (ii) the tenth (10th) business day after the date SLBT is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that SLBT’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Investor furnishing in writing to SLBT such information regarding the Investor or its permitted assigns, the securities of SLBT held by the Investor and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by SLBT to effect the registration of the Registrable Securities, and the Investor shall execute such documents in connection with such registration as SLBT may reasonably request that are customary of a selling stockholder in similar situations, including providing that SLBT shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For as long as the Investor holds Registrable Securities, SLBT will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Securities pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by SLBT to file the Registration Statement or to have the Registration Statement declared effective by the Effectiveness Deadline shall not otherwise relieve SLBT of its obligations to file the Registration Statement or to have the Registration Statement declared effective as set forth above in this Section 9.

(b) At its expense SLBT shall:

(i) except for such times as SLBT is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SLBT determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Investor ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by the Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SLBT to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which SLBT is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending or other matter causing the suspension of the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by SLBT of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, SLBT shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding SLBT other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding SLBT;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 9(b)(ii)(4) above, except for such times as SLBT is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to be listed on the national securities exchange on which the ordinary shares issued by SLBT have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Securities.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, SLBT shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by SLBT or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event SLBT’s board of directors reasonably believes would require additional disclosure by SLBT in the Registration Statement of material information that SLBT has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of SLBT’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) in the good faith judgment of SLBT’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to SLBT and SLBT’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that SLBT may not delay or suspend the Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from SLBT of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which SLBT agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by SLBT that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by SLBT unless otherwise required by law or subpoena. If so directed by SLBT, the Investor will deliver to SLBT or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) SLBT agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors and officers and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to SLBT by or on behalf of the Investor expressly for use therein.

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to SLBT in writing such information and affidavits as SLBT reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify SLBT, its directors and officers and each person or entity who controls SLBT (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 9(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto (and HSPT and SL Bio) to terminate this Subscription Agreement, and (c) if the conditions to Closing set forth in Section 4 of this Subscription Agreement are not satisfied at the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SLBT shall notify the Investor of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 10, any monies paid by the Investor to SLBT to purchase Units hereunder shall be promptly (and in any event within one (1) business day after such termination) returned to the Investor.

11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Securities contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to SLBT hereunder or any of SLBT’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) SLBT may request from the Investor such additional information as SLBT may deem necessary to evaluate the eligibility of the Investor to acquire the Units and in connection with the inclusion of the Conversion Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. The Investor acknowledges that SLBT may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of SLBT.

(c) The Investor acknowledges that SLBT will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify SLBT if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d) SLBT, and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 10 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Business Combination Agreement, HSPT and SL Bio. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) Without limiting any remedies of a party hereunder for a breach of this Subscription Agreement by the other party, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Subscription Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

(k) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to specific enforcement of this Subscription Agreement, in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any claim, action, suit or proceeding shall be brought in equity to enforce the provisions of this Subscription Agreement, no party hereto shall allege, and each party hereto hereby waives the defense’ that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m) Any claim, action, suit or proceeding based upon or arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof) and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such claim, action, suit or proceeding (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such action, suit or proceeding shall be heard and determined only in any such court and (iv) agrees not to bring any claim, action, suit or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any claim, action, suit or proceeding brought in accordance with this Section 11(m), provided that service of process with respect to any such claim, action, suit or proceeding may also be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 14.

(n) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.

(o) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(o).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of SLBT expressly contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in SLBT. The Investor acknowledges and agrees that, to the maximum extent permitted by law, none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Units (including any such investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Business Combination Agreement (other than SLBT) or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of SLBT, SL Bio or any other party to the Business Combination Agreement shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Units, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units.

13. Lock-Up. Concurrent with the execution and delivery of this Subscription Agreement, the Investor shall enter into a Lock-Up Agreement with SLBT, in the form of Schedule D attached hereto, which shall include, among other provisions, restrictions on transfer of the Securities contained therein.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to SLBT, to:

SL Science Holding Limited

11th Floor, 479 Chongyang Road,

Nangang District, Taipei

Taiwan R.O.C. 115010

Attn: [ ]

Email: [ ]

with copies (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Road,

Suite 260

Vienna, VA 22182

Attn: Fang Liu

Email: fliu@vcllegal.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: [ ]		State/Country of Formation or Domicile:

By:
Name:	[ ]
Title:	[ ]
Name in which Securities are to be registered (if different):		Date:	[ ]

Business Address-Street:		Mailing Address-Street (if different):

City, State, Zip:		City, State, Zip:

Attn:		Attn:

Telephone No.:		Telephone No.:
Facsimile No.:		Facsimile No.:

Number of Units subscribed for:

Aggregate Subscription Amount: $[ ]		Price Per Unit: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SLBT in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SLBT has accepted this Subscription Agreement as of the date set forth below.

SL SCIENCE HOLDING LIMITED

By:
		Name:	Wang Ching-Dong
		Title:	Chief Executive Officer

Date: [ ], 2026

[Signature Page to Subscription Agreement]